As filed with the Securities and Exchange Commission on June 23, 1998

                                                             File No. 333-41773

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 --------------

                                AMF BOWLING, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                                        13-3873268
(State or other jurisdiction of Incorporation                  (I.R.S. Employer
or organization)                                             Identification No.)


                                 8100 AMF Drive
                            Richmond, Virginia 23111
                                 (804) 730-4000
           (Address of principal executive office, including zip code)

                                AMF BOWLING, INC.
                            1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                               Douglas J. Stanard
                      President and Chief Executive Officer
                                AMF Bowling, Inc.
                                 8100 AMF Drive
                            Richmond, Virginia 23111
                                 (804) 730-4000
                (Name, address, including zip code, and telephone
                    number, including area code, of agent for
                  service of process and registrant's principal
                               executive offices)

Copies of all communications, including communications sent to agent for service, should be sent to:

                           Joseph C. Carter, III, Esq.
                     McGuire, Woods, Battle & Boothe LLP
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 775-1000

                              EXPLANATORY STATEMENT

         A total of 1,767,151 shares of common stock of AMF Bowling, Inc. ("the Company") were registered by Registration Statement on Form S-8, File No. 333-41773, for issuance in connection with the AMF Bowling, Inc. 1996 Stock Incentive Plan (the "1996 Plan"). On May 19, 1998, the stockholders of the Company approved the AMF Bowling, Inc. 1998 Stock Incentive Plan (the "1998 Plan"). A total of 1,718,201 shares of common stock of the Company which were registered in connection with the 1996 Plan have not been issued under the 1996 Plan and may, pursuant to the terms of the 1998 Plan, be issued under the 1998 Plan. In accordance with Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission contained in Section G of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations (July 1997), the 1,718,201 shares of common stock of the Company referenced above are carried forward to, and deemed covered by, the Registration Statement on Form S-8 filed on or about the date hereof in connection with the 1998 Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registration Statement on Form S-8, File No. 333-41773, is incorporated by reference herein.

Item 8.  Exhibits

         See Exhibit Index

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on the 23rd day of June, 1998.

                                         AMF BOWLING, INC.

                                         By: \s\ Douglas J. Stanard
                                             --------------------------
                                             (Douglas J. Stanard, President and
                                             Chief Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                    Title                                    Date
                 ---------                    -----                                    ----


           *                                  Chairman and Director                    June 23, 1998
---------------------------
Richard A. Friedman


                                              Director                                 June 23, 1998
           *
---------------------------
Terence M. O'Toole

                                              Director                                 June 23, 1998
           *
---------------------------
Peter M. Sacerdote

                                              President, Chief Executive Officer and   June 23, 1998
           *                                  Director
---------------------------
Douglas J. Stanard


                                              Executive Vice President,                June 23, 1998
           *                                  Chief Financial Officer,
---------------------------                   Treasurer (Principal
Stephen E. Hare                               Financial Officer) and Director



                                              Director                                 June 23, 1998
           *
---------------------------
Charles M. Diker


                                              Director                                 June 23, 1998
           *
---------------------------
Paul B. Edgerley



                                                                                       June 23, 1998
           *                                  Director
---------------------------
Howard A. Lipson



                                                                                       June 23, 1998
           *                                  Director
---------------------------
Thomas R. Wall, IV

                                                                                       June 23, 1998
           *                                  Senior Vice President, Corporate
---------------------------                   Controller and Assistant Secretary
Michael P. Bardaro                            (Principal Accounting Officer)



*  By:  /s/ Douglas J. Stanard
       ---------------------------
            Douglas J. Stanard
            Attorney-in-Fact

                                  EXHIBIT INDEX



Exhibit Number             Exhibit
--------------             -------

 24 Power of Attorney of directors and certain officers of the Company